Exhibit 10.1
EXECUTION VERSION
AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of July 27, 2022 (this “Amendment”), to the Credit Agreement (as defined below) by and among Applied Materials, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
A.     The Borrower, the Lenders party thereto from time to time and the Administrative Agent are party to that certain Credit Agreement, dated as of February 21, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Amended Credit Agreement.
B.    Pursuant to Section 2.12 of the Credit Agreement, the Administrative Agent and the Borrower have jointly elected to declare an Early Opt-in Election (as defined in the Credit Agreement) and replace LIBOR with Term SOFR.
C.    In order to effect the foregoing, the Borrower, the Administrative Agent and the Lenders party hereto (comprising the Required Lenders) desire to amend the Credit Agreement, subject to the terms and conditions set forth herein. This Amendment will become effective only on the Amendment No. 1 Effective Date (as defined below).
D.    In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders party hereto hereby agree as follows:
SECTION 1.    Amendment of Credit Agreement. Subject to the terms and conditions set forth herein:
i)    the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto;
ii)    the Credit Agreement shall be amended by amending and restating Exhibit B thereto in the form set forth on Exhibit B attached hereto;
iii)    the Credit Agreement shall be amended by amending and restating Exhibit C thereto in the form set forth on Exhibit C attached hereto.
SECTION 2.    Amendment No. 1 Effectiveness. This Amendment shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which the Administrative Agent (or their counsel) shall have received from the Borrower and the Required Lenders counterparts of this Amendment signed on behalf of such parties.
SECTION 3.    Effect of Amendment.
i)     Except as expressly set forth herein, this Amendment and the Amended Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders, the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement or of any other Loan Documents as in effect prior to the Amendment No. 1 Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.
ii)    On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 4.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. The provisions of Sections 8.09(b) and (c) and Section 8.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.
SECTION 5.    Costs and Expenses. The Borrower hereby agrees to reimburse the Administrative Agent for their reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Administrative Agent in accordance with Section 8.03 of the Credit Agreement.
SECTION 6.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7.    Headings. The headings of this Amendment are included for convenience of reference only and shall not affect the interpretation of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.
APPLIED MATERIALS, INC., as Borrower
By:    /s/ Harrison Lee
    Name: Harrison Lee
    Title: Treasurer

[Signature Page to Amendment No. 1 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and the Administrative Agent

By:    /s/ John Kowalczuk
    Name: John Kowalczuk
    Title: Executive Director

[Signature Page to Amendment No. 1 to Credit Agreement]

CITIBANK, N.A., as a Lender

By:    /s/ Matthew Sutton
    Name: Matthew Sutton
    Title: Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

MUFG Bank, Ltd., as a Lender

By:    /s/ Lillian Kim
    Name: Lillian Kim
    Title: Director

#95926990v6

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ Matt S. Scullin
    Name: Matt S. Scullin
    Title: Senior Vice President

#95926990v6

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Derek Jensen
    Name: Derek Jensen
    Title: Vice President

#95926990v6

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Herman Chang
    Name: Herman Chang
    Title: Vice President

#95926990v6

MIZUHO BANK, LTD., as a Lender

By:    /s/ John Davies
    Name: John Davies
    Title: Authorized Signatory

#95926990v6

BNP PARIBAS, as a Lender

By:    /s/ Theodore Olson
    Name: Theodore Olson
    Title: Managing Director

By:    /s/ My-Linh Yoshiike
    Name: My-Linh Yoshiike
    Title: Vice President

#95926990v6

GOLDMAN SACHS BANK USA, as a Lender

By:    /s/ Garrett Luk
    Name: Garrett Luk
    Title: Authorized Signatory

#95926990v6

The Bank of New York Mellon, as a Lender

By:    /s/ Tak Cheng
    Name: Tak Cheng
    Title: Vice President

#95926990v6

KeyBank National Association, as a Lender

By:    /s/ Allyn A. Coskun
    Name: Allyn A. Coskun
    Title: Vice President

#95926990v6

Industrial and Commercial Bank of China Limited, New York Branch, as a Lender

By:    /s/ Yu Wang
    Name: Yu Wang
    Title: Director

By:    /s/ Yuanyuan Peng
    Name: Yuanyuan Peng
    Title: Executive Director

#95926990v6

EXHIBIT A

U.S. $1,500,000,000

CREDIT AGREEMENT

Dated as of February 21, 2020
as amended by Amendment No. 1 to Credit Agreement, dated as of July 27, 2022

Among

APPLIED MATERIALS, INC.
as Borrower

THE INITIAL LENDERS NAMED HEREIN
as Initial Lenders

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

CITIGROUP GLOBAL MARKETS INC.
MUFG BANK, LTD.
U.S. BANK NATIONAL ASSOCIATION
WELLS FARGO BANK, NATIONAL ASSOCIATION
BANK OF AMERICA, N.A.
MIZUHO BANK, LTD.
Syndication Agents

BNP PARIBAS
and
GOLDMAN SACHS BANK USA
as
Documentation Agents

JPMORGAN CHASE BANK, N.A.
CITIBANK, N.A.
MUFG BANK, LTD.
U.S. BANK NATIONAL ASSOCIATION
WELLS FARGO SECURITIES, LLC
BOFA SECURITIES, INC.
and
MIZUHO BANK, LTD.
Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page
ARTICLE 1
Definitions and Accounting Terms
Section 1.01. Certain Defined Terms    1
Section 1.02. Computation of Time Periods    26
Section 1.03. Accounting Terms    26
Section 1.04. Interest Rates; ~~LIBOR~~Benchmark Notification    26
Section 1.05. Divisions    26
ARTICLE 2
The Credits
Section 2.01. Commitments    27
Section 2.02. Loans and Borrowing    27
Section 2.03. Requests for Borrowings    27
Section 2.04. Letters of Credit    28
Section 2.05. Funding Borrowings    32
Section 2.06. Interest Elections    33
Section 2.07. Termination and Reduction of Commitments    34
Section 2.08. Repayment of Loans; Evidence of Debt    35
Section 2.09. Prepayment of Loans    36
Section 2.10. Fees    36
Section 2.11. Interest    37
Section 2.12. Alternate Rate of Interest    38
Section 2.13. Increased Costs; Illegality    39
Section 2.14. Break Funding Payments    41
Section 2.15. Taxes    41
Section 2.16. Payment Generally; Pro Rata Treatment; Sharing of Set-offs    45
Section 2.17. Mitigation Obligations; Replacement of Lenders    46
Section 2.18. Defaulting Lenders    47
Section 2.19. Increase in the Aggregate Commitments    50
Section 2.20. Extension of Termination Date    52
ARTICLE 3
Conditions to Effectiveness and Borrowing
Section 3.01. Conditions Precedent to Effectiveness of Commitments    53
Section 3.02. Existing Credit Agreement    55
Section 3.03. Conditions Precedent to Each Borrowing, Issuance, Commitment Increase and Extension Date    55
Section 3.04. Determinations Under Section 3.01    56
ARTICLE 4
Representations and Warranties
Section 4.01. Representations and Warranties of the Borrower    56
i

ARTICLE 5
Covenants of the Borrower
Section 5.01. Affirmative Covenants    59
Section 5.02. Negative Covenants    64
Section 5.03. Financial Covenant    67
ARTICLE 6
Events of Default
Section 6.01. Events of Default    68
ARTICLE 7
The Administrative Agent
ARTICLE 8
Miscellaneous
Section 8.01. Notices    73
Section 8.02. Waivers; Amendments    74
Section 8.03. Expenses; Indemnity; Damage Waiver    75
Section 8.04. Successors and Assigns    77
Section 8.05. Survival    81
Section 8.06. Counterparts; Integration; Effectiveness    81
Section 8.07. Severability    81
Section 8.08. Right of Set-off    81
Section 8.09. Governing Law; Jurisdiction; Consent to Service of Process.    82
Section 8.10. Waiver of Jury Trial    82
Section 8.11. Headings    83
Section 8.12. Confidentiality    83
Section 8.13. USA Patriot Act    84
Section 8.14. No Fiduciary Duty    84
Section 8.15. Acknowledgment and Consent to Bail-In of Affected Financial Institutions    84
Section 8.16. Certain ERISA Matters    85

ii

Schedules
Schedule 2.01 - Commitments
Schedule 2.04 – Issuing Banks
Schedule 5.02(a) - Existing Liens

Exhibits
Exhibit A    -    Form of Assignment and Assumption
Exhibit B    -    Form of Borrowing Request
Exhibit C    -    Form of Interest Election Request
Exhibit D    -    Form of Section 2.15(e) Certificate
Exhibit E    -    Opinion Matters (Closing)
Exhibit F    -    Opinion Matters (Commitment Increase)

iii

CREDIT AGREEMENT dated as of February 21, 2020 among APPLIED MATERIALS, INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The Borrower has requested that the Lenders, on the terms and subject to the conditions set forth herein, extend credit to the Borrower to enable it to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the latest Termination Date (as defined below) a principal amount not in excess of $1,500,000,000 (as such amount may be increased pursuant to Section 2.19). The proceeds of such borrowings are to be used for general corporate purposes. The Lenders are willing to extend such credit on the terms and subject to the conditions herein set forth.
Accordingly, the parties hereto agree as follows:
ARTICLE 1
Definitions and Accounting Terms
Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted ~~LIBO~~Term SOFR Rate” means, ~~with respect to any Eurodollar Borrowing~~ for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by~~, plus (b) ~~the Statutory Reserve Rate~~0.10%; provided that~~,~~  if the Adjusted ~~LIBO~~Term SOFR Rate ~~shall~~as so determined would be less than ~~zero~~the Floor, such rate shall be deemed to be ~~zero~~equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Lender” means any Lender whose credit ratings from Moody’s and S&P fall below Baa3 or BBB-, respectively, but only if the Borrower notifies the Administrative Agent of Borrower’s designation of such Lender as an “Affected Lender” hereunder.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person (but excluding, for purposes of Section 5.02(f), the Borrower or any Subsidiary). For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote, for purposes of Section 5.02(f) 10%, and for all other purposes 5%, or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
“Agent” means the Administrative Agent and each of the Persons listed on the cover page to this Agreement as a Syndication Agent or a Documentation Agent, in such capacity.
“Alternate Base Rate” means, for any day, a rate per annum equal to the ~~greatest~~highest of (~~a~~i) the Prime Rate ~~in effect on~~for such day, (~~b~~ii) the ~~Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c)~~sum of ½ of 1% plus the Federal Funds Rate for such day and (iii) the sum of 1% plus the Adjusted ~~LIBO~~Term SOFR Rate for a ~~one month~~one-month Interest Period ~~on~~as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) ~~plus 1%~~; provided that~~,~~  for the ~~avoidance of doubt~~purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London~~5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds ~~Effective~~ Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds ~~Effective~~ Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12 hereof (for the avoidance of doubt, only until ~~any amendment has become effective~~the Benchmark Replacement has been determined pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clauses (~~a~~i) and (~~b~~ii) above and shall be determined without reference to clause (~~c~~iii) above. For the avoidance of doubt, if the Alternate Base Rate as so determined ~~pursuant to the foregoing~~ would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of ABR Borrowings and such Lender’s ~~Eurodollar~~Term Benchmark Lending Office in the case of ~~Eurodollar~~Term Benchmark Borrowings.
“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Margin for ABR Loans	Applicable Margin for ~~Eurodollar~~Term Benchmark Loans
Level 1 A+/A1 or above	0%	0.625%
Level 2 A/A2	0%	0.75%
Level 3 A-/A3	0%	0.875%
Level 4 BBB+/Baa1	0%	1.00%
Level 5 Lower than Level 4 or unrated	0.125%	1.125%

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment, as adjusted from time to time in accordance with Section 2.18. If the Commitments have terminated or expired in their entirety, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Rate
Level 1 A+/A1 or above	0.05%
Level 2 A/A2	0.065%
Level 3 A-/A3	0.08%
Level 4 BBB+/Baa1	0.10%
Level 5 Lower than Level 4 or unrated	0.125%

“Approved Fund” has the meaning assigned to such term in Section 8.04.
“Arranger” means each of the Persons listed on the cover page of this Agreement as a Joint Lead Arranger and Joint Bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Assuming Lender” has the meaning specified in Section 2.19(d).
“Assumption Agreement” has the meaning specified in Section 2.19(d)(ii).

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.12.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1) the Adjusted Daily Simple SOFR;
~~“Benchmark Replacement” means~~(2) the sum of: (a) the alternate benchmark rate ~~(which may be a SOFR-Based Rate)~~ that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body ~~and/~~or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to the LIBO Rate for U.S.~~for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; ~~provided that, if~~
If the Benchmark Replacement as ~~so~~ determined pursuant to clause (1) or (2) above would be less than ~~zero~~the Floor, the Benchmark Replacement will be deemed to be ~~zero~~the Floor for the purposes of this Agreement~~; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion~~ and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S.~~ dollar-denominated syndicated credit facilities at such time ~~(for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate)~~.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides ~~in its reasonable discretion~~ may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of ~~the~~such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the ~~earlier~~earliest to occur of the following events with respect to ~~the LIBO Rate~~such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~the LIBO Screen Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~ on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the LIBO Rate~~such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of ~~the LIBO Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Screen Rate~~any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Screen Rate, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for ~~the LIBO Screen Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the LIBO Screen Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the LIBO Screen Rate~~such Benchmark (or such component), in each case, which states that the administrator of ~~the LIBO Screen Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Screen Rate; and/or~~ any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that ~~the LIBO Screen Rate is~~all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, ~~if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred~~ with respect to ~~the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a~~any Benchmark ~~Replacement~~, the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the LIBO Rate~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced ~~the LIBO Rate~~such then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Loan Document in accordance with Section 2.12.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as contemplated by the Beneficial Ownership Regulation, similar in form and substance to the Form of Certification Regulating Beneficial Owners of Legal Entities published jointly, in May 2018, by the Loan Syndications and Trading Association and the Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, and (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed~~; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market~~.
“Capitalized Lease” means any lease (excluding, for the avoidance of doubt, any lease accounted for as an operating lease) the obligation for rentals with respect to which is required to be capitalized on a Consolidated balance sheet of the lessee and its Subsidiaries in accordance with GAAP.
“Capitalized Rentals” of any Person means at any date the amount at which the aggregate rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a Consolidated balance sheet of such Person.
“Cash Collateralize” means to post cash collateral in accordance with Section 2.04(j).
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (including the Code), treaty, regulation or rule (or in the official application or interpretation of any law, treaty, regulation or rule, including a holding, judgment or order by a court of competent jurisdiction) relating to United States income taxation.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.04, as such amount may be reduced pursuant to Section 2.07 or increased pursuant to Section 2.19.
“Commitment Date” has the meaning specified in Section 2.19(b).
“Commitment Increase” has the meaning specified in Section 2.19(a).
~~“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:~~

~~(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:~~
~~(2)    if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;~~
~~provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”~~
“Connection Income Taxes” means Taxes imposed on or measured by net income (however denominated), franchise taxes and branch profits taxes, in each case, imposed by reason of any present or former connection between a Lender, the Administrative Agent or Issuing Bank, as the case may be, and the jurisdiction imposing such Taxes (other than solely on account of the execution and performance of, the enforcement of any right under or the receipt of any payment under, this Agreement or any of the other Loan Documents).
“Consenting Lender” has the meaning specified in Section 2.20(b).
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Borrower and its Subsidiaries on a Consolidated basis equal to:
(i)    Consolidated Adjusted Net Income for such period,
plus
(ii)    to the extent decreasing Consolidated Adjusted Net Income for such period, the sum, without duplication, of:
(a)    Consolidated interest expense of the Borrower and its Subsidiaries, plus
(b)    provisions for Taxes based on income, plus
(c)    total depreciation expense, plus
(d)    total amortization expense, plus
(e)    losses from dispositions of assets or liabilities outside of the ordinary course of business, plus
(f)    other non-cash items reducing Consolidated Adjusted Net Income, plus
(g)    expense arising from the early extinguishment of Indebtedness, plus

(h)    cash restructuring, severance and similar costs, expenses and charges, including costs associated with discontinued operations or exiting businesses or from the restructuring or rationalization of product lines, plus
(i)    other extraordinary, unusual or non-recurring cash costs, expenses or charges, plus
(j)    non-cash stock compensation charges or expenses, plus
(k)    any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in Indebtedness and equity securities), plus
(l)    any fees, costs and expenses (including any integration costs, transaction or retention bonuses or similar payments, earnouts or other contingent consideration, and purchase price adjustments), or any amortization thereof, in connection with any acquisition, investment, asset disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or other modification of any Indebtedness instrument (in each case, including any such transaction undertaken but not completed);
plus,
(iii)    without duplication of any amounts added to Consolidated Adjusted Net Income under clause (ii), for any period ending during the first four fiscal quarters ending following the consummation of a Material Acquisition, the amount of cost savings and synergies projected by the Borrower in good faith to be realized in connection with such Material Acquisition within 12 months following the consummation of such Material Acquisition, which cost savings and synergies shall be deemed to have been realized on the first day of such period; provided that (1) such cost savings and synergies are reasonably identifiable, reasonably attributable to such Material Acquisition and certified by a financial officer of the Borrower in writing to the Administrative Agent, (2) the Borrower has initiated or will initiate within a period of time following the consummation of such Material Acquisition that is reasonably anticipated to permit such cost savings and synergies to be realized within 12 months following the consummation of such Material Acquisition appropriate actions to realize such cost savings and synergies, and (3) the aggregate amount of cost savings and synergies added pursuant to this clause (iii) shall not exceed 20% of Consolidated Adjusted EBITDA for any such period of four consecutive fiscal quarters;
minus
(iv)    to the extent increasing Consolidated Adjusted Net Income for such period, the sum, without duplication, of:
(a)    non-cash items (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus
(b)    interest income and other income, net, plus
(c)    extraordinary, unusual or non-recurring items, plus

(d)    gains from dispositions of assets or liabilities outside of the ordinary course of business;
minus
(v)    without duplication of any amounts deducted from Consolidated Adjusted Net Income under clause (iv) cash payments made during such period with respect to non-cash items added back in computing Consolidated Adjusted EBITDA in a prior period pursuant to clause (ii)(f) above.
For any period (the “Relevant Period”) during which the Borrower or any Subsidiary shall have made a Material Acquisition (i) if the Borrower prepares pro forma financial information in accordance with Article 11 of Regulation S-X under the United States Securities Act of 1933 (“S-X Article 11”) with respect to the assets or Person acquired in such Material Acquisition, Consolidated Adjusted EBITDA for the Relevant Period shall be determined after giving pro forma effect to such Material Acquisition as if such Material Acquisition had occurred on the first day of the Relevant Period and, to the extent applicable, to the historical earnings and cash flows associated with the Person or assets acquired in such Material Acquisition, all in accordance with S-X Article 11 or (ii) if the Borrower does not prepare pro forma financial information in accordance with S-X Article 11 with respect to the Person or assets acquired in such Material Acquisition, Consolidated Adjusted EBITDA for the Relevant Period shall be determined, at the Borrower’s election, by annualizing the portion of Consolidated Adjusted EBITDA attributable to the Person or assets acquired in such Material Acquisition. Such annualization under clause (ii) shall be calculated by the Borrower in its reasonable discretion by multiplying (x) an amount equal to the portion of Consolidated Adjusted EBITDA attributable to the Person or assets acquired in such Material Acquisition for the period (the “Annualization Period”) beginning on the closing date of the such Material Acquisition and ending on the last day of the Relevant Period by (y) a fraction, the numerator of which is the number of days in the Relevant Period and the denominator of which is the number of days in the Annualization Period.
Notwithstanding the foregoing, the add-backs set forth in clauses (ii)(f), (ii)(h), (ii)(k), (ii)(l) and (iii) shall only be included in the calculation of Consolidated Adjusted EBITDA for any period to the extent the Borrower elects to include such add-backs in the calculation of Consolidated Adjusted EBITDA for such period.
        “Consolidated Adjusted Net Income” means, for any period, the consolidated net income of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP and on a pro forma basis; provided that, without duplication and only to the extent not already included in the Consolidated Adjusted Net Income of the Borrower and its Subsidiaries, the Consolidated Adjusted Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included in “Consolidated Adjusted Net Income” solely to the extent of the amount of dividends or similar distributions paid in cash to the Borrower or any of its Subsidiaries.
“Consolidated Debt” means all Debt of the Borrower and its Subsidiaries, determined in accordance with GAAP on a consolidated basis after eliminating intercompany items.
“Consolidated Net Tangible Assets” means, at any date, the total amount of all Tangible Assets of the Borrower and its Subsidiaries after deducting therefrom all liabilities which in accordance with GAAP would be included on their consolidated balance sheet, except Consolidated Debt.
“Consolidated Total Assets” means, at any date, the total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the ~~LIBO~~Term SOFR Rate.
“Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Loan Exposure and LC Exposure at such time.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If Daily Simple SOFR shall be less than the Floor, Daily Simple SOFR shall be deemed to be the Floor for purposes of this Agreement.
“Debt” of any Person means, without duplication, (a) all Indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred and unpaid purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of such Person’s business), (c) all Indebtedness of such Person evidenced by notes, bonds, debentures or other similar evidences of indebtedness, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) including, without limitation, obligations secured by Liens arising from the sale or transfer of notes or accounts receivable; provided that Debt shall not include any sale or transfer of notes or accounts receivable whether or not precautionary Liens are filed or recorded in connection with such sale or transfer of such notes or accounts receivable, if and only if such sale or transfer (A) is accounted for as true sale under GAAP and (B) pursuant to which there is no recourse (other than recourse for breach of customary representations and warranties or in connection with any such sales or transfers) to the seller of such notes or accounts receivable (as evidenced by there being no accounting reserve taken or required to be taken, which in the event a reserve is taken, the amount of Debt shall be deemed to be the amount of such reserve), and provided, further, that all trade payables and accrued expenses constituting current liabilities shall be excluded, (e) all Capitalized Rentals, (f) reimbursement obligations of such Person in respect of credit enhancement instruments, which reimbursement obligations are then due and payable by such Person, (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, including, without limitation, obligations secured by Liens arising from the sale or transfer of notes, accounts receivable or other assets; provided, however, that so long as such Person is not personally liable for such Debt, the amount of such Debt shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured; provided further, that obligations of such Person secured by Liens on notes, accounts receivable or other assets sold or transferred in a transaction which is accounted for as a true sale under GAAP shall not be Debt under this definition.
The Borrower’s obligations under operating leases and Off-Balance Sheet Leases shall be excluded from this definition of Debt; provided that (A) no such exclusion shall be made if and to the extent that GAAP would require such obligations to be classified as debt for borrowed money and (B) in any event the term “Debt” shall include the Excess Lease Financed Amount (if any).
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed within two Business Days of the date required to be funded to comply with its obligation to fund any portion of its Loans or any portion of its participation in Letters of Credit as required hereunder, unless such requirement to fund is subject to a good faith dispute, (b) notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement (unless such requirement to fund is subject to a good faith dispute), or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such requirement to fund is subject to a good faith dispute), (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due unless the subject of a good faith dispute, or (e) (i) has been or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, or has become subject to a Bail-In Action, or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of an equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in such Lender’s Administrative Questionnaire, or such other office of such Lender as such Lender may from time to time notify the Borrower and the Administrative Agent.
~~“Early Opt-in Election” means the occurrence of:~~
 ~~(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and~~
~~(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning specified in Section 3.01.
“Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person that (x) is approved by each Issuing Bank and (y) so long as no Default has occurred and is continuing, has a rating for any class of non-credit enhanced long-term senior unsecured debt of not lower than A by S&P or A2 by Moody’s and is approved by the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that none of the Borrower, an Affiliate of the Borrower, a natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or a Defaulting Lender shall qualify as an Eligible Assignee.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, injunctions and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
“ERISA Affiliate” means any member of the ERISA Group.
“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~
~~“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in such Lender’s Administrative Questionnaire (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time notify the Borrower and the Administrative Agent.~~
“Events of Default” has the meaning specified in Section 6.01.

“Excess Lease Financed Amount” means the amount (if any) by which the Lease Financed Amount exceeds (a) $300,000,000 at any time when the Borrower’s Public Debt Rating is lower than BBB- by S&P and Baa3 by Moody’s or (b) $600,000,000 at any time when the Borrower’s Public Debt rating is at least BBB- by S&P or Baa3 by Moody’s.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any of the other Loan Documents, (a) income or franchise taxes in each case imposed on (or measured by) its net income by (i) the United States of America, (ii) the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, or (iii) in the case of any Lender, the jurisdiction in which its applicable lending office is located, (b) any Taxes imposed, deducted or withheld by reason of any present or former connection between the Administrative Agent or such Lender or other recipient (as the case may be) and the jurisdiction imposing such Taxes (other than solely on account of the execution and performance of, the enforcement of any right under or the receipt of any payment under, this Agreement or any of the other Loan Documents), (c) any branch profits taxes imposed by the United States of America or any comparable tax imposed by any foreign jurisdiction, (d) in the case of a Lender, any Tax imposed, deducted or withheld (i) that is attributable to such Lender’s failure, inability or ineligibility to comply with Section 2.15(e) at any time during which such Lender is a party to this Agreement, except to the extent such Lender’s failure is due to a Change in Tax Law occurring after the date on which such Lender became a party to this Agreement or the date (if any) on which such Lender changed its applicable lending office, or (ii) that is imposed on accrued amounts payable to such Lender at the time of the assignment to such Lender and its becoming a party to this Agreement, other than pursuant to an assignment request by the Borrower under Section 2.17, except to the extent that such Lender’s assignor was entitled, at the time of such assignment, to receive additional payments from the Borrower with respect to such accrued amounts pursuant to Section 2.15(a) and (e) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means the Credit Agreement dated as of September 3, 2015 among the Borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended.
“Extension Date” has the meaning specified in Section 2.20(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate); provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means, collectively, the respective fee letters between the Borrower and the Arrangers relating to this Agreement.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt, the initial Floor for the Adjusted Term SOFR Rate shall be 0.00%.
“Foreign Lender” means any Lender (including any “Issuing Bank” that is treated as a Lender for purposes of Section 2.15) that is not a United States Person.
“Funded Debt” means, with respect to any Person for such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, at the time of determination, the sum of the outstanding principal amount of all Debt which would be reflected as liabilities on the balance sheet of such Person, other than the following items which shall not be included in Funded Debt: (a) Debt or other obligations of others guaranteed by such Person and its Subsidiaries; (b) all reimbursement obligations (whether contingent or otherwise) in respect of the undrawn portion of letters of credit, bankers’ acceptances, surety or other bonds, and similar instruments (including, without limitation, those outstanding with respect to letters of credit); and (c) all liabilities in respect of unfunded vested benefits under any Plan.
“GAAP” means at any time generally accepted accounting principles as then in effect, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V or any definition of a term used in any such covenant to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent (with the consent or at the direction of the Required Lenders) notifies the Borrower that it wishes to amend any such covenant or definition for such purpose), then, for purposes of such covenant or definition only, “GAAP” shall mean GAAP as in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrower and the Required Lenders.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including supra-national entities such as the European Central Bank).
“Hazardous Substances” means any substance or waste defined as “toxic” or “hazardous” under any Environmental Laws, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons.
“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.
~~“Impacted Interest Period” has the meaning specified in the definition of “LIBO Rate”.~~
“Increase Date” has the meaning specified in Section 2.19(a).

“Increasing Lender” has the meaning specified in Section 2.19(b).
“Indebtedness” of any Person means and includes all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such Person.
“Indemnified Taxes” means Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.
“Information” has the meaning specified in Section 8.12.
“Intangible Assets” means at any date the total amount of all assets of the Borrower and its Subsidiaries that are properly classified as “intangible assets” in accordance with GAAP and, in any event, shall include, without limitation, goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges other than prepaid insurance, prepaid leases and prepaid taxes and current deferred taxes which are classified on the balance sheet of the Borrower and its Subsidiaries as a current asset in accordance with GAAP and in which classification the Borrower’s independent public accountants concur; provided that the foregoing Intangible Assets shall be deemed to be in an amount equal to zero at all times during which such Intangible Assets, in the aggregate, are less than 2% of stockholders’ equity of the Borrower.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any ~~Eurodollar~~Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part; provided that if any Interest Period for a ~~Eurodollar~~Term Benchmark Loan exceeds three months, the respective dates that fall every three months shall also be Interest Payment Dates.
“Interest Period” means the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period~~

~~(for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.~~
“Issuing Bank” means the Persons listed on Schedule 2.04 and any other Lender that may agree to issue Letters of Credit hereunder as provided in Section 2.04(i), in each case in its capacity as an issuer of Letters of Credit hereunder. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank reasonably acceptable to the Borrower, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.04. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.04.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lease Financed Amount” means, with respect to Off-Balance Sheet Leases, the outstanding principal amount of the loan attributable to such Off-Balance Sheet Lease.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Leverage Increase Period” has the meaning specified in Section 5.03.
“Leverage Ratio” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis, as of any date, the ratio of (x) Funded Debt as of such date to (y) Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date.
~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.~~
~~“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its~~

~~reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property. Off-Balance Sheet Leases and the arrangements set forth therein shall be excluded from this definition; provided that:
(a)    if any portion of the Lease Financed Amount is included in Debt under the last sentence of the definition of Debt, then for purposes of Section 5.02(a), Off-Balance Sheet Leases and the arrangements set forth therein shall be deemed to create a Lien securing the Excess Lease Financed Amount; and
(b)    if Off-Balance Sheet Leases and the arrangements set forth therein create a lien on any property or assets other than (i) the property and assets leased pursuant to Off-Balance Sheet Leases, (ii) rights of the Borrower as sublessor of any portion of such property and assets and (iii) Permitted Lease Collateral, such lien shall not be excluded from this definition.
“Loan Documents” means this Agreement, the Notes (if any), and the Fee Letter.
“Loan Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Margin Stock” means “margin stock” as such term is defined in Regulation U.
“Material Acquisition” means any acquisition of all or substantially all of the assets or Equity Interests of a Person, or of any business or division of a Person, for which the Borrower or any of its Subsidiaries paid at least $1,000,000,000 in consideration (including the then-current market value of any Equity Interests included in such consideration).
“Material Adverse Effect” means any material adverse change in the business, financial condition or operations of the Borrower or the Borrower and its Subsidiaries taken as a whole.
“Material Debt” means Debt (other than Debt arising under this Agreement) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $200,000,000.
“Material Financial Obligations” means a principal or face amount of Debt (other than Debt arising under this Agreement) and/or payment obligations (calculated after giving effect to any applicable netting agreements) in respect of Hedge Agreements of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $200,000,000.
“Material Plan” means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $200,000,000.
“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Multiemployer Plan” means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contribution, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Non-Consenting Lender” has the meaning specified in Section 2.20(b).
“Note” has the meaning specified in Section 2.08(e).
“NYFRB” means the Federal Reserve Bank of New York.
“Off-Balance Sheet Leases” means one or more lease agreements and related agreements entered into by the Borrower or any of its Subsidiaries from time to time, in each case in a transaction which the Borrower or such Subsidiary intends to be treated as an “operating lease” for financial reporting purposes but as a loan for one or more of the following purposes: (a) federal, state and local income or franchise tax, (b) bankruptcy, (c) real estate law and (d) commercial law (including uniform commercial law).
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents that are imposed by a Governmental Authority except any such Taxes that are imposed by reason of any present or former connection between a Lender, the Administrative Agent or Issuing Bank, as the case may be, and the jurisdiction imposing such Taxes (other than solely on account of the execution and performance of, the enforcement of any right under or the receipt of any payment under, this Agreement or any of the other Loan Documents).
“Participant” has the meaning assigned to such term in Section 8.04(c).
“Participant Register” has the meaning assigned to such term in Section 8.04(c).
“PATRIOT Act” has the meaning assigned to such term in Section 8.13.
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Permitted Lease Collateral” means any cash or cash equivalents securing the obligations of the Borrower or its Subsidiaries in any Off-Balance Sheet Lease.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Plan” means, at any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Prime Rate” means the rate of interest published by The Wall Street Journal, from time to time, as the “Prime Lending Rate” (or if more than one such “Prime Lending Rate” is published, the highest of such rates); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Prohibited Secured Indebtedness” has the meaning specified in Section 5.02(a).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Debt Rating” means, as of any date for S&P, the lowest rating that has been most recently announced by S&P for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower and, as of any date for Moody’s, the lowest rating that has been most recently announced by Moody’s for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Rate shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Rate will be set in accordance with Level 5 under the definition of “Applicable Margin” or “Applicable Rate”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Rate shall be based upon the higher rating unless the such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.
    “Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting or (b) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning specified in Section 8.04(b)(iv).
“Regulation D” and “Regulation U” means, respectively, Regulations D and U of the Board (or any successor), as the same may be amended or supplemented from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates, partners and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board, and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Reportable Event” means any “reportable event” as defined in section 4043 of ERISA for which the 30-day notice requirement has not been waived under applicable regulations.
“Required Lenders” means, at any time, subject to Section 2.18(b) Lenders having (i) Credit Exposures representing more than 50% of the total Credit Exposures or (ii) if none of the Lenders have any Credit Exposure, unused Commitments at such time representing more than 50% of the sum of the total unused Commitments.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any territorial Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned, directly or indirectly, by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission.
“Section 2.15(e) Certificate” has the meaning assigned to such term in Section 2.15(e).
~~“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.~~
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“~~SOFR-Based Rate” means SOFR, Compounded~~ SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR ~~or Term SOFR~~”.
~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any~~

~~Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.
“Tangible Assets” means, at any date, Consolidated Total Assets (less depreciation, depletion and other properly deductible valuation reserves) after deducting (but without duplication) Intangible Assets.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Benchmark Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Term Benchmark Lending Office” in such Lender’s Administrative Questionnaire (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time notify the Borrower and the Administrative Agent.
“Term SOFR~~” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body~~ Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the earlier of (a) February 21, 2025, subject to the extension thereof pursuant to Section 2.20 and (b) the date of termination in whole of the Commitments pursuant to Section 2.07 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.20 shall be the

Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.
“Treasury Stock” means shares of the Borrower’s capital stock that are issued but not outstanding (i.e., held in treasury), including shares of Borrower’s capital stock that have been repurchased by the Borrower but not retired.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“United States” and “United States Person” have the meaning specified in Section 7701 of the Code.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 8.17.
“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
Section 1.04. Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on ~~Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate~~a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-In Election~~, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 2.12(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.12(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.12(c)),~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The

Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.05~~.~~     Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2
The Credits
Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s Credit Exposure exceeding such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
Section 2.02. Loans and Borrowing. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ~~Eurodollar~~Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) in the case of any such Loan made by an Affiliate of such Lender, such Lender shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than it would have received had the Lender, and not such Affiliate, funded such Loan, and such Lender shall not be entitled to the benefits of Section 2.15 with respect to any payments on or with respect to such Loan unless such Affiliate complies with Section 2.15(e) as if it were the Lender.
(c)    At the commencement of each Interest Period for any ~~Eurodollar~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made (including through conversion) or continued, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.
Section 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by telecopy or by electronic mail to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing;
(iv)    in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period;” and
(v)    the location and number of the account or accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04. Letters of Credit. (a) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for (x) its own account or (y) for the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. It is understood and agreed that, in connection with any Letter of Credit referred to in clause (y) above, (i) the Borrower shall be deemed to be a primary account party under, and obligated in respect of, each Letter of Credit issued at the request of the Borrower hereunder, notwithstanding the fact that a Subsidiary may be listed as the account party in the Letter of Credit, and (ii) the Borrower unconditionally and irrevocably agrees that it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of participation fees and other fees due hereunder to the same extent as if it were the sole account party in respect of such Letter of

Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor of the obligations of any Subsidiary that shall be an account party in respect of any such Letter of Credit).
(b)    To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $400,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank shall not exceed the LC Commitment of such Issuing Bank and (iii) the total Credit Exposures shall not exceed the total Commitments.
(c)    Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Termination Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
(d)    By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that is one Business Day after such LC Disbursement is made, if the Borrower has received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on the date of such disbursement, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day following the date that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the preceding Business Day, or (ii) the second Business Day following the day that the Borrower receives such notice, if such notice is not received by such 10:00 a.m. on the preceding Business Day; provided that unless Borrower otherwise notifies the Administrative Agent, such payment shall be automatically financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it.
(g)    The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    From time to time, the Borrower may with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and by notice to the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an instrument, which shall be in a form reasonably satisfactory to the Borrower, such Lender and the Administrative Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Borrower and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank.
(j)    If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the

LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clauses (f) or (g) of Section 6.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to Cash Collateralize LC Exposure hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
Section 2.05. Funding Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (x) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, 12:00 noon, New York City time and (y) in the case of an ABR Borrowing, 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly either crediting or sending by wire transfer the amounts so received, in like funds, to an account or accounts designated by the Borrower in the Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent, any Lender or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
Section 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term Benchmark

Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by telecopy or by electronic mail to the Administrative Agent of a written Interest Election Request in the form of Exhibit C hereto and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing; and
(iv)    if the resulting Borrowing is a ~~Eurodollar~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a ~~Eurodollar~~Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~Term Benchmark Borrowing without the prior consent of the Required Lenders and (ii) unless repaid, each

~~Eurodollar~~Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall be reduced to zero and automatically terminate on the Termination Date.
(b)    The Borrower may at any time prior to the Termination Date terminate, or from time to time during such period, reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09 the sum of the Credit Exposures would exceed the total Commitments. Notwithstanding the foregoing but subject to Section 2.07(d), the Borrower, at its sole discretion, shall have the right, but not the obligation, at any time so long as no Event of Default has occurred and is continuing, to terminate in whole (but not in part), any Affected Lender’s Commitment; provided, however, that (i) the Borrower shall simultaneously prepay all outstanding Loans from such Affected Lender hereunder, together with accrued interest thereon, accrued fees and all other amounts payable for the account of such Affected Lender hereunder, and (ii) the termination of such Affected Lender’s Commitment shall not affect such Lender’s rights hereunder as to matters occurring prior to such date.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or upon the closing of any acquisition or disposition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)    Simultaneously with the termination of the Commitment of an Affected Lender pursuant to the last sentence of paragraph (b) of this Section:
(i)    the LC Exposure of such Affected Lender shall be automatically reallocated among the other Lenders (other than Defaulting Lenders) in accordance with their respective Applicable Percentages but only to the extent that each such Lender’s Credit Exposure does not exceed such Lender’s Commitment; and
(ii)    if the reallocation described in clause (i) cannot be effected, such Commitment termination shall not be effective unless the Borrower, at its option, shall have Cash Collateralized the amount of the LC Exposure of such Affected Lender that has not been reallocated to the other Lenders pursuant to clause (i).
Upon (and subject to) such reallocation and Cash Collateralization, the participating interest of the Affected Lender in any outstanding Letters of Credit shall terminate.
(e)    Any termination or reduction of the Commitments shall be permanent, except to the extent such Commitments are subsequently increased pursuant to Section 2.19. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments, except in the event of an Affected Lender whose Commitment is terminated pursuant to the last sentence of paragraph (b) of this Section, in which case the Commitment of such Affected Lender may be terminated without reducing the Commitments of the other Lenders.
Section 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request, through the Administrative Agent, that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender through the Administrative Agent a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent (each such promissory note, a “Note”). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more Notes in such form payable to the payee named therein and its registered assigns.
Section 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.
(b)    The Borrower shall notify the Administrative Agent by telephone of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term Benchmark Borrowing, not later than 12:00 noon, New York City time, two Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.
Section 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than, subject to Section 2.18, a Defaulting Lender) a commitment fee, which shall accrue at the Applicable Rate on the daily amount by which the Commitment of such Lender exceeds such Lender’s Credit Exposure during the period from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a per annum rate equal to the Applicable Margin used to determine the interest rate applicable to ~~Eurodollar~~Term Benchmark Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Borrower agrees to pay to the Persons entitled thereto, fees payable in the amounts and at the times set forth in the Fee Letter.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders, as applicable. Fees paid shall not be refundable under any circumstances.
Section 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.
(b)    The Loans comprising each ~~Eurodollar~~Term Benchmark Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted ~~LIBO~~Term SOFR Rate or ~~LIBO~~Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.12. Alternate Rate of Interest. (a) ~~If prior to the commencement of any Interest Period for a Eurodollar Borrowing~~Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.12, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate or the ~~LIBO~~Term SOFR Rate~~, as applicable~~  (including because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable~~ for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, (i) any~~ with respect to the relevant Benchmark and (y) the Borrower delivers a new written Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, any written Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing shall ~~be ineffective and (ii) if any~~instead be deemed to be an written Interest Election Request or a Borrowing Request ~~requests a Eurodollar Borrowing,~~

~~such Borrowing shall be made as~~, as applicable, for an ABR Borrowing. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a)with respect to the Term SOFR Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new written Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute a ABR Loan.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, ~~upon the occurrence of~~if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m.~~,~~  (New York City time~~,~~) on the fifth (5th) Business Day after the ~~Administrative Agent has posted such proposed amendment to all Lenders and the Borrower,~~date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~proposed amendment~~Benchmark Replacement from Lenders comprising the Required Lenders~~; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.~~.
(c)    ~~In  connection with the implementation of a Benchmark Replacement,~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any

Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    ~~(e)~~ Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~(i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.~~the Borrower may revoke any request for a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.12, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute a ABR Loan
Section 2.13. Increased Costs; Illegality. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender

~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~ or any Issuing Bank; or
(ii)    impose on any Lender or any Issuing Bank or the ~~London~~applicable interbank market any other condition (other than Taxes) affecting this Agreement or ~~Eurodollar~~Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making ~~or~~, maintaining ~~any Eurodollar~~, continuing or converting to any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    If after the date of this Agreement, a Change in Law shall subject the Administrative Agent, any Lender or Issuing Bank to any Taxes as a result of a change in the basis of taxation by the United States or by the foreign jurisdiction under the laws of which such Administrative Agent, Lender or Issuing Bank is organized or has its Applicable Lending Office or any political subdivision thereof (other than (i) Taxes due to a change in the rate of taxation, (ii) Taxes imposed on or with respect to any payment made by any Borrower hereunder and Taxes described in clause (a), (c), (d) or (e) of the definition of Excluded Taxes, (iii) Indemnified Taxes or (iv) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Administrative Agent or Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Administrative Agent, Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then such Borrower will pay to such Administrative Agent, Lender or Issuing Bank such additional amount or amounts as will compensate such Administrative Agent, Lender or Issuing Bank for such additional cost incurred or reduction suffered.
(d)    A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the basis for such claim and the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The

Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(e)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(f)    Anything in this Agreement to the contrary notwithstanding, if any Change in Law shall make it unlawful for any Lender to make or maintain ~~Eurodollar~~Term Benchmark Loans as contemplated by this Agreement ~~or to obtain in the London interbank market the funding for Eurodollar Loans~~, then (i) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (ii) the obligation of such Lender hereunder to make ~~Eurodollar~~Term Benchmark Loans and to continue ~~Eurodollar~~Term Benchmark Loans shall forthwith terminate, and (iii) such Lender’s ~~Eurodollar~~Term Benchmark Loans then outstanding shall be converted on the last day of the then current Interest Period for such ~~Eurodollar~~Term Benchmark Loans (or on such earlier date as may be required by law) to ABR Loans.
Section 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar Loan~~Term Benchmark other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss (other than loss of applicable margin), cost and expense attributable to such event. ~~In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes unless deduction or withholding of such Taxes is required by law (or by the interpretation or administration thereof); provided that if the Borrower or the Administrative Agent shall be required by law (or by the interpretation or administration thereof) to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the Borrower shall be increased as necessary so that after all required deductions or withholdings of such Indemnified Taxes or Other Taxes are made (including deductions or withholdings of such Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 2.15(a)) the Administrative Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings of such Indemnified Taxes or Other Taxes been made, (ii) the Borrower or the Administrative Agent shall make such deductions or withholdings of such Indemnified Taxes or Other Taxes, and (iii) the Borrower or the Administrative Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. For purposes of this Section 2.15, the term “Lender” includes any “Issuing Bank”.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, which written demand shall be made within 60 days of the date the Administrative Agent or such Lender received written demand for payment of any Indemnified Taxes or Other Taxes from the relevant Governmental Authority, for the full amount of such Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes properly imposed or asserted on or attributable to amounts payable under this Section 2.15(c)) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto. A certificate setting forth the amount of such payment or liability and, in reasonable detail, the manner in which such amount shall have been determined, delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be presumptive evidence of such payment or liability absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to any Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Tax Forms.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii), (iii) and (iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    (A)     Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date such Foreign Lender becomes a party to this Agreement and on or before the date, if any, such Foreign Lender changes its Applicable Lending Office (i) two duly executed and properly completed Internal Revenue Service Forms W-8ECI, W-8BEN or W-8BEN-E, as applicable (with respect to the benefit of an income tax treaty), or successor forms, certifying to such Foreign Lender’s entitlement to a complete exemption from United States withholding tax with respect to all payments to be made to it under the Loan Documents, or (ii) if such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, either (x) the forms referred to in clause (i) above certifying to such Foreign Lender’s entitlement to a complete exemption from United States withholding tax with respect to all payments to be made to it under the Loan Documents, or (y) two duly executed and properly completed Internal Revenue Service Forms W-8BEN or W-8BEN-E (or successor forms) and a duly executed certificate substantially in the form of Exhibit D (any such certificate, a “Section 2.15(e) Certificate”); provided that in the event that a Foreign Lender is not classified as a corporation for United States federal income tax purposes, such Foreign Lender shall take any actions necessary and shall deliver to the Borrower and the Administrative Agent all additional (or alternative) Internal Revenue Service forms and Section 2.15(e) Certificates necessary to fully establish such Foreign Lender’s entitlement to a complete exemption from United States withholding tax on all payments to be made to it under the Loan Documents (including causing its partners, members, beneficiaries or owners, or their beneficial owners, to take any actions and deliver any Internal Revenue Service forms and Section 2.15(e) Certificates necessary to establish such exemption). In addition, each Foreign Lender shall deliver such Internal Revenue Service forms and the Section 2.15(e) Certificate (as applicable) to the Borrower and the Administrative Agent promptly upon the obsolescence, inaccuracy or invalidity of any such Internal Revenue Service forms or Section 2.15(e) Certificate previously delivered by such Foreign Lender pursuant to this Section 2.15(e) unless such Foreign Lender is not legally able to deliver such Internal Revenue Service forms or Section 2.15(e) Certificate.
(B)    Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(C)    If a payment made to a Lender under this Agreement, any Assignment and Assumption or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(e)(ii)(C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of this Section 2.15, the term “law” includes FATCA.
(f)    Each Lender agrees that, before making a demand under this Section 2.15, it shall use reasonable efforts (consistent with its legal and regulatory restrictions) to designate a different Applicable Lending Office or assign its rights and obligations hereunder to another of its offices, branches or affiliates if the making of such a designation or assignment will avoid the need for, or reduce the amount of, any additional amounts that would otherwise thereafter accrue and will not, in the reasonable judgment of such Lender, require such Lender to incur a cost or expense, or legal or regulatory disadvantage, determined by such Lender to be material. Upon any such change in any Applicable Lending Office or assignment, such Lender shall provide or cause to be provided to the Administrative Agent and the Borrower the appropriate form specified in Section 2.15(e).
(g)    If the Borrower pays any additional amount or indemnity payment pursuant to this Section 2.15 with respect to the Administrative Agent, any Lender, or any other recipient, the Administrative Agent, such Lender or other recipient, as the case may be, shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that the Administrative Agent, such Lender or other recipient, as the case may be, shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position, (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it or (iii) no such refund or credit is available under applicable laws. In the event that the Administrative Agent, such Lender, or other recipient, as the case may be, receives such a refund or credit, the Administrative Agent, such Lender or other recipient, as the case may be, shall promptly pay to the Borrower an amount that the Administrative Agent, such Lender or other recipient, as the case may be, reasonably determines is equal to the net tax benefit obtained by the Administrative Agent, such Lender or other recipient, as the case may be, as a result of such payment by the Borrower. Nothing contained in this Section 2.15 shall require the Administrative Agent, such Lender or other recipient, as the case may be, to disclose or detail its tax returns, the basis of its calculation of the amount of any net tax benefit or its determination referred to in the proviso to the first sentence of this Section 2.15 to the Borrower or any other party.
(h)    Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes; provided that, in the judgment of the Borrower, such steps shall not subject the Borrower to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Borrower.
(i)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (i).
Section 2.16. Payment Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 and 2.15 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.13, 2.14, 2.15 or 8.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal then due hereunder, ratably (except as otherwise provided in Section 2.18(e)) among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or funded participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or funded participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender (other than in connection with the payment of Loans or LC Disbursements of an Affected Lender in connection with the termination of the Commitment of such Lender hereunder), then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and funded participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the

Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    Subject to Section 2.18(e), if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(b), 2.16(d) or 8.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive any compensation from the Borrower pursuant to Section 2.13 or that would require the Borrower to make a payment to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 2.15, then (unless in the case of Section 2.13 such Lender determines in its discretion not to request compensation therefor) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable by the Borrower pursuant to Section 2.13 or Section 2.15 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender (i) requests compensation under Section 2.13, (ii) requests that the Borrower make a payment to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 2.15, (iii) becomes a Defaulting Lender, (iv) becomes an Affected Lender, (v) refuses to consent to a request by the Borrower for an extension of the Termination Date pursuant to Section 2.20, or (vi) refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders; then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04, with the Borrower or the replacement Lender paying the processing and recording fee), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) the Borrower shall have received the prior written consent of the Administrative Agent and each Issuing Bank to such assignment, which consent shall not unreasonably be withheld, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (in the case of a Defaulting Lender, excluding, for the avoidance of doubt, any amount to which such Defaulting Lender is not entitled in accordance with Section 2.18), (y) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15 such assignment will result in a reduction in or elimination of such compensation or payments in the future and (z) in the case of clause (v) or clause (vi) above, such assignee consents to such extension, or such amendment, waiver or other modification, as applicable. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that an assignment required to be made by it pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.
Section 2.18. Defaulting Lenders. If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable law:
(a)    fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.10(a);
(b)    the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification permitted to be effected by the Required Lenders pursuant to Section 8.02), and, notwithstanding Section 8.02, any such Defaulting Lender shall not have the right to vote on or consent to any amendment or waiver under this Agreement if such amendment or waiver does not disproportionately in an adverse manner affect the rights of such Defaulting Lender or increase or extend such Defaulting Lender’s Commitment hereunder;
(c)    if any LC Exposure exist at the time such Lender becomes a Defaulting Lender then:
(i)    the LC Exposure of such Defaulting Lender shall be automatically reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent the total of all non-Defaulting Lenders’ Credit Exposures does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) if no Event of Default has occurred or is continuing at the time of such reallocation;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within ten Business Days following notice by the Administrative Agent (x) procure the reduction or termination of the Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) and/or (y) Cash Collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above and any reduction of the Defaulting Lender’s LC Exposure pursuant to subclause (x) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such

Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure are Cash Collateralized;
(iv)    to the extent that the LC Exposure of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the letter of credit fees payable to the Lenders pursuant to Section 2.10(b) shall to the same extent be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is not reallocated, reduced, terminated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated, reduced, terminated and/or Cash Collateralized; and
(vi)    Cash Collateral (or the appropriate portion thereof) provided with respect to any Defaulting Lender’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.18 and shall be released to the Person providing such Cash Collateral following (A) the elimination of the applicable LC Exposure of such Defaulting Lender, (B) the termination of the Defaulting Lender status of the applicable Lender, or (C) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations of a Defaulting Lender.
(d)    so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit, unless the related exposure and the Defaulting Lender’s then outstanding LC Exposure after giving effect thereto will be 100% covered by the Commitments of the non-Defaulting Lenders and/or reduced, terminated and/or Cash Collateralized in accordance with Section 2.19(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).
If any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its funding obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to such Issuing Bank to defease any risk to such Issuing Bank in respect of such Lender hereunder relating to LC Exposure.
In the event that the Administrative Agent, the Borrower and each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine is necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that there shall be no retroactive effect on fees reallocated pursuant to Section 2.18(c)(iv) and (v).
(e)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise) or received by the Administrative Agent from a

Defaulting Lender pursuant to Section 8.08 shall, unless the Administrative Agent determines that such application entails a material risk of violation of applicable law or order, be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize for the benefit of the Issuing Banks such Defaulting Lender’s LC Exposure (on a pro rata basis to all then outstanding Letters of Credit issued by all Issuing Banks); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize such Defaulting Lender’s LC Exposure with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Credit Exposure of each Lender is held in accordance with such Lender’s Commitment without giving effect to Section 2.18(c)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
Section 2.19. Increase in the Aggregate Commitments. (a) The Borrower may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by an amount of $10,000,000 or an integral multiple thereof (each a “Commitment Increase”) to be effective as of a date that is not later than 90 days prior to the scheduled Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $2,000,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.03 shall be satisfied.
(b)    The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the

Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent, provided that no Lender shall be subject to a Commitment Increase in excess of the amount by which it is willing to increase its Commitment as indicated in its notice to the Administrative Agent. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any increase in its Commitment.
(c)    Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $15,000,000 or more.
(d)    On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.19(b) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.17(b), an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by the amount in the notice delivered to the Administrative Agent pursuant to Section 2.19(b) (or by the amount allocated to such Lender pursuant to the second to the last sentence of Section 2.19(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:
(i)    (A) certified copies of the general resolutions of the Board of Directors of the Borrower which authorize the borrowings under the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in form and substance reasonably satisfactory to the Administrative Agent addressing the matters set forth in Exhibit F;
(ii)    an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and
(iii)    confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.
On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.19(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 p.m. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 p.m. (New York City time) on the Increase Date, make available for the account of its Applicable Lending Office to the Administrative Agent, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Commitments (without giving effect to the relevant Commitment Increase). After the Administrative Agent’s receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Administrative Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Loans owing to each Lender after giving effect to such distribution equals such Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Applicable Percentage after giving effect to the relevant Commitment Increase). The respective LC Exposures of the Lenders shall be redetermined as of the effective date of such increase in proportion to their respective Commitments after giving effect to such increase.
Section 2.20. Extension of Termination Date. (a) At least 30 days but not more than 45 days prior to any anniversary of the Effective Date, the Borrower, by written notice to the Administrative Agent, may request an extension of the Termination Date in effect at such time by one year from its then scheduled expiration. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 20 days prior to such anniversary date, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to the applicable anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrower not later than 15 days prior to the applicable anniversary date of the decision of the Lenders regarding the Borrower’s request for an extension of the Termination Date.
(b)    If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Termination Date in effect at such time shall, effective as at the applicable anniversary date (the “Extension Date”), be extended for one year; provided that on each Extension Date the applicable conditions set forth in Section 3.03 shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.20, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.
(c)    [Reserved]
(d)    If (after giving effect to any assignments or assumptions pursuant to Section 2.17(b)) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, subject to the satisfaction of the applicable conditions in Section 3.03, the Termination Date then in effect, with respect to each Consenting Lender and Assuming Lender therefor, shall be extended for the additional one-year period as described in subsection (a) of this Section 2.20, and all references in this Agreement, and in the Notes, if any, to the “Termination Date” shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.
(e)    As to any Non-Consenting Lender that is not replaced pursuant to Section 2.17(b) in connection with any Extension Date, its Commitment shall terminate on the Termination Date without giving effect to such Extension Date, and the respective LC Exposures of the other Lenders shall be redetermined on such date on the basis of their respective Commitments after giving effect to such termination and the LC Exposure of each Lender whose Commitment terminates at that time shall terminate; provided that the Borrower shall, if and to the extent necessary to permit such redetermination of the respective LC Exposures of the Lenders within the limits of the Commitments which are not terminated, prepay on such date all or a portion of the outstanding Loans, and such redetermination and termination of LC Exposures shall be conditioned upon its having done so; and provided further that such Non-Consenting Lender’s rights under Section 2.13, 2.15 and 8.03, and its obligations under Section 8.03(c), shall survive the Termination Date for such Lender as to matters occurring prior to such date.
ARTICLE 3
Conditions to Effectiveness and Borrowing
Section 3.01. Conditions Precedent to Effectiveness of Commitments. The Commitments of the Lenders under this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:
(a)    There shall have occurred no material adverse change in the properties, business, or financial condition of the Borrower and its Subsidiaries taken as a whole since October 27, 2019, except as disclosed in the Borrower’s publicly available filings with the SEC or as disclosed in writing to the Lenders, in each case prior to the date hereof.
(b)    Except as set forth under the heading “Legal Proceedings” in the Borrower’s 2019 Form 10-K and other SEC filings filed by Borrower prior to the Effective Date, there shall exist no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse determination which would have a Material Adverse Effect, or (ii) which in any manner draws into question the validity of this Agreement or the Notes.
(c)    All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law, regulation or provision in an existing agreement shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.
(d)    The Borrower shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date.

(e)    The Borrower shall have paid (i) all fees then due in accordance herewith and with the Fee Letter and (ii) all invoiced expenses of the Administrative Agent and the Arrangers (including the accrued reasonable fees and expenses of counsel to the Administrative Agent).
(f)    On the Effective Date, the following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:
(i)    The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and
(ii)    No event exists that constitutes a Default.
(g)    The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance reasonably satisfactory to the Administrative Agent:
(i)    From each party hereto, an executed counterpart of this Agreement delivered by such party or customary written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page) that such party has signed a counterpart of this Agreement.
(ii)    The Notes to each Lender that has requested a Note pursuant to Section 2.08.
(iii)    A copy of the certificate of incorporation of the Borrower, together with all amendments thereto, and a certificate of good standing for the Borrower, each certified by the appropriate governmental officer in its jurisdiction of incorporation.
(iv)    Certified copies of the bylaws of the Borrower and the general resolutions of the Board of Directors of the Borrower which authorize the Borrower to enter into this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.
(v)    A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.
(vi)    A favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Borrower addressing the matters set forth in Exhibit E.
(h)    The commitments of the lenders under the Existing Credit Agreement shall have been terminated and all the obligations under the Existing Credit Agreement shall have been repaid or prepaid (which repayment or prepayment may be made with the proceeds of the initial Borrowing hereunder).
(i)    (i) The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act or other “know your customer” rules and regulations and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver, to each Lender that so requests, a Beneficial Ownership Certificate in relation to such Borrower (which requested certificate shall have been received at least five days prior to the Effective Date).

Section 3.02. Existing Credit Agreement. (a) On the Effective Date, the “Commitments” as defined in the Existing Credit Agreement shall terminate, without further action by any party thereto.
(b)    The Lenders which are parties to the Existing Credit Agreement, comprising the “Required Lenders” as defined in the Existing Credit Agreement hereby waive any requirement of prior notice of termination of the Commitments (as defined in the Existing Credit Agreement) pursuant to Section 2.07 thereof and of prepayment of loans thereunder, to the extent necessary to give effect to Section 3.01(h) hereof, provided that any such prepayment of loans thereunder shall be subject to Section 2.16 of the Existing Credit Agreement.
Section 3.03. Conditions Precedent to Each Borrowing, Issuance, Commitment Increase and Extension Date. The obligation of each Lender to make a Loan on the occasion of each Borrowing, the obligation of any Issuing Bank to issue a Letter of Credit, each Commitment Increase and each extension of Commitments pursuant to Section 2.20 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or issuance, the applicable Increase Date or the applicable Extension Date
(a)    the following statements shall be true (and each of the giving of the applicable Borrowing Request, request for issuance, request for Commitment Increase or request for Commitment extension and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance, such Increase Date or such Extension Date such statements are true):
(i)    the representations and warranties contained in Section 4.01 (except, in the case of Borrowings, the representations set forth in Sections 4.01(d)(ii) and 4.01(e)), are correct on and as of such date, before and after giving effect to such Borrowing or issuance, such Commitment Increase or such Extension Date, as though made on and as of such date (or, in the case of any representation made expressly as of a specified date, as of the date so specified), and
(ii)    no event has occurred and is continuing, or would result from such Borrowing or issuance, such Commitment Increase or such Extension Date or from the application of the proceeds therefrom, that constitutes a Default;
and (b) in the case of a Commitment Increase or extension of Commitments pursuant to Section 2.20 only, the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.
Section 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

ARTICLE 4
Representations and Warranties
Section 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a)    Corporate Existence and Power. Each of the Borrower and each Subsidiary:
(i)    is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, except, solely with respect to Subsidiaries, where failure to be duly organized and validly existing under the laws of the applicable jurisdiction of incorporation would not in the aggregate have a Material Adverse Effect;
(ii)    has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except where failures to have such licenses and permits would not, in the aggregate, have a Material Adverse Effect; and
(iii)    is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where failures to be so licensed, qualified or in good standing would not, in the aggregate, have a Material Adverse Effect.
(b)    Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries not otherwise permitted by Section 5.02(a) and do not contravene, or constitute a default under (i) the certificate of incorporation or by-laws of the Borrower, (ii) any agreement that purports to affect the Borrower’s ability to borrow money or the Borrower’s obligations under this Agreement or the Notes, or any judgment, injunction, order or decree binding upon the Borrower or any of its Subsidiaries, (iii) any provision of material applicable law or regulation.
(c)    Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
(d)    Financial Information. (i) The consolidated balance sheet of the Borrower and its Subsidiaries as of October 27, 2019, and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by KPMG LLP and set forth in the Borrower’s 2019 Form 10-K (or an exhibit thereto), a copy of each of which has been obtained by each of the Lenders, each fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal period.
(ii)    There has been no material adverse change since October 27, 2019, in the business, financial position or results of operations of the Borrower and its Subsidiaries, considered as a whole, except as disclosed in the Borrower’s publicly available filings with the SEC prior to the Effective Date.

(e)    Litigation. Except as set forth under the heading “Legal Proceedings” in the Borrower’s 2019 Form 10-K and as disclosed in any publicly available SEC filings of the Borrower made prior to the Effective Date, and then only to the extent that there have been no adverse developments with respect to such “Legal Proceedings” since such Form 10-K or in such SEC filings, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower any investigation, action, suit or proceeding threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse determination which would have a Material Adverse Effect, or (ii) which in any manner draws into question the validity of this Agreement or the Notes.
(f)    Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code which will violate Section 5.02(a) hereof or (iii) incurred any unpaid liability in excess of $200,000,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
(g)    Environmental Matters. The Borrower has a process of conducting periodic internal reviews relating to compliance by the Borrower and its Subsidiaries with Environmental Laws and liabilities thereunder. On the basis of such reviews and other business processes, except as set forth in the Borrower’s 2019 Form 10-K and as disclosed in any publicly available SEC filings of the Borrower prior to the date hereof, as of the Effective Date nothing has come to the attention of the Borrower which would lead it to believe that costs associated with compliance with Environmental Laws or liabilities thereunder (including, without limitation, any capital or operating expenses required for cleanup or closure of properties or compliance with Environmental Laws or Environmental Permits, any related constraints on operating activities and any potential liabilities to third parties) would have a Material Adverse Effect.
(h)    Taxes. All federal and state income tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed and all other tax returns required to be filed in any other jurisdiction have, in fact, been filed, except where the failure to so file in such jurisdictions (other than in connection with federal or state income tax returns) would not have a Material Adverse Effect, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The provisions for taxes on the books of the Borrower and each Subsidiary are adequate for all open years, and for its current fiscal period.
(i)    Investment Company Act. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
(j)    Full Disclosure. (i) All written information heretofore furnished by the Borrower to the Agent and the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such written information hereafter furnished by the Borrower to the Agent and the Lenders, including any publicly available filings made with the SEC, will not, when taken as a whole, contain any untrue statement of a material fact or in the aggregate omit a material fact necessary to make the statements therein not misleading on the date as of which such information is stated or certified; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections and forecasts are subject to uncertainties and contingencies and no assurances can be given that such projections or forecasts will be realized).
(ii) As of the Effective Date, to the best knowledge of the Borrower and solely to the extent applicable, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.
(k)    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and to the knowledge of the Borrower, their respective officers and employees and its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, affiliates or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. This Section 4.01(k) applies with respect to directors, officers, employees or agents of the Borrower or one of its Subsidiaries in their capacity as such.
(l)    EEA Financial Institutions. Neither the Borrower nor its Subsidiaries is an EEA Financial Institution.
ARTICLE 5
Covenants of the Borrower
Section 5.01. Affirmative Covenants. So long as any Lender shall have any Credit Exposure or any Commitment hereunder, the Borrower will:
(a)    Compliance with Laws, Etc. (i) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (A) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (B) where the violation of which, individually or in the aggregate, would not reasonably be expected to (x) result in a Material Adverse Effect or (y) if such violation is not remedied, result in any Lien not permitted under Section 5.02(a), and (ii) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(b)    Payment of Obligations. Pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings or the failure to pay such obligations and liabilities could not reasonably be expected to result in a Material Adverse Effect, and maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.
(c)    Maintenance of Property; Insurance. (i) Keep, and cause each Subsidiary to keep, all property material to its business in good working order and condition (ordinary wear and tear excepted) except to the extent that failure to do so could not be reasonably expected to result in a Material Adverse Effect; provided that nothing in this Section 5.01(c)(i) shall prevent the abandonment of any property if such abandonment does not result in any Default hereunder and the Borrower determines, in the exercise of its reasonable business judgment, that such abandonment is in the interest of the Borrower.
(ii)    Maintain, and cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of similar size engaged in the same or a similar business and owning and operating similar properties in similar locations.
(d)    Preservation of Corporate Existence, Etc. Preserve, renew and keep in full force and effect, and cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises, except to the extent that failures to maintain their respective rights, privileges and franchises could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.01(d) shall prohibit (A) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Event of Default shall have occurred and be continuing or (B) the termination of the corporate existence of any Subsidiary if such termination does not result in any Default hereunder and the Borrower determines, in the exercise of its reasonable business judgment, that such termination is in the interest of the Borrower.
(e)    Visitation Rights. Permit the Administrative Agent and the Lenders (i) to visit and inspect during normal business hours (at the expense of such Lender unless an Event of Default has occurred and is continuing), under the Borrower’s guidance and upon reasonable prior notice if a Default shall have occurred and be continuing or, so long as no Default shall have occurred and be continuing, upon not less than three Business Days prior notice, any of the properties of the Borrower or any Subsidiary, (ii) to examine (to the extent material to ascertaining compliance with the terms and provisions hereof or to the extent reasonably related to the financial condition or material operations of the Borrower or a Subsidiary) all of their books of account, records, reports and other papers, and to make copies and extracts therefrom (other than attorney-client privileged and attorney work-product documents) and (iii) to the extent material to ascertaining compliance with the terms and provisions hereof or to the extent reasonably related to the financial condition or material operations of the Borrower or a Subsidiary, to discuss their respective affairs, finances and accounts with their respective officers, employees (who are managers or officers), and independent public accountants and by this provision the Borrower authorizes said accountants to discuss with the Administrative Agent and the Lenders the finances and affairs of the Borrower and its Subsidiaries; provided that the Administrative Agent or the applicable Lender shall have given prior written notice to the Borrower of its intention to discuss such finances and affairs with such accountants and have given the Borrower the opportunity to participate in such discussions, all at such reasonable times and as often as may be reasonably requested. Such inspection and other rights are subject to the provisions of Section 8.12 and applicable law, and shall not extend to trade secrets of the Borrower or its Subsidiaries, to information covered by attorney-client or other privilege or to information subject to third party confidentiality agreements or privacy rights.

(f)    Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with generally accepted accounting principles in effect from time to time.
(g)    Reporting Requirements. Deliver in writing or by email to the Administrative Agent (except as stated in clauses (i), (ii), (iv) and (vi) below and Section 8.01(b)) or make available electronically:
(i)    as soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:
(A)    a consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures as of the close of the fiscal year then most recently ended,
(B)    consolidated statements of operations of the Borrower and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding period and portion of the preceding fiscal year and
(C)    a consolidated statement of cash flows of the Borrower and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, it being agreed that (1) delivery of such financial statements shall be deemed to be a representation by the Borrower that such financial statements fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of the close of such quarterly fiscal period and their consolidated results of operations and cash flows for the portion of the fiscal year ending at the end of such quarterly fiscal period (subject to normal year-end adjustments) and (2) the Borrower may satisfy the requirements of this Section 5.01(g)(i) by filing its Quarterly Report on Form 10-Q with the SEC; provided that such Form 10-Q satisfies the foregoing requirements of this paragraph (i);
(ii)    as soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, copies of:
(A)    a consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, and
(B)    consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the two preceding fiscal years, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of the end of the fiscal year being reported on and their consolidated results of operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards, it being agreed that the Borrower may satisfy the requirements of this Section 5.01(g)(ii) by filing its Annual Report on Form 10-K with the SEC; provided that such Form 10-K (including the exhibits filed therewith) satisfies the requirements of this paragraph (ii);
(iii)    promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any Subsidiary, in all cases, material to the financial condition or operations of the Borrower or of the Borrower and its Subsidiaries taken as a whole, and any management letter received from such accountants for the Borrower or such Subsidiary that is material to the financial condition or operations of the Borrower or of the Borrower and its Subsidiaries taken as a whole;
(iv)    promptly upon their becoming available, (A) one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular or periodic report, and any registration statement or prospectus (other than those on Form S-8) filed by the Borrower or any Subsidiary with any securities exchange or the SEC or any successor agency; provided that the filing of such document with the SEC shall satisfy such requirement, and (B) one copy of any orders in any proceedings to which the Borrower or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Subsidiaries, which orders are material to the financial condition or operations of the Borrower or the Borrower and its Subsidiaries taken as a whole;
(v)    promptly upon the occurrence thereof, written notice of (A) a Reportable Event with respect to any Plan; (B) the institution of any steps by the Borrower, any ERISA Affiliate, the PBGC or any other person to terminate any Plan if such termination were to result in a liability of the Borrower or any ERISA Affiliate to the PBGC in an amount which could materially and adversely affect the condition, financial or otherwise, of the Borrower or of the Borrower and its Subsidiaries taken as a whole; (C) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Plan or any Multiemployer Plan if such withdrawal would result in a liability of the Borrower or any ERISA Affiliate in an amount which could materially and adversely affect the condition, financial or otherwise, of the Borrower or of the Borrower and its Subsidiaries taken as a whole; (D) a “prohibited transaction” within the meaning of Section 406 of ERISA (which has not been exempted under or pursuant to Section 408 of ERISA) in connection with any Plan if such “prohibited transaction” would result in a liability of the Borrower or any Subsidiary in an amount which could materially and adversely affect the condition, financial or otherwise, of the Borrower or of the Borrower and its Subsidiaries taken as a whole; (E) any increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability in an amount that could have a Material Adverse Effect; or (F) the taking of any action by, or the threat in writing of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;
(vi)    within the periods provided in paragraphs (i) and (ii) above, a certificate of an authorized financial officer of the Borrower stating that such officer has reviewed the provisions of this Agreement and (A) setting forth the information and computations (in sufficient detail) required in order to establish whether the Borrower was in compliance with the requirements of Sections 5.02(a) and 5.03 at the end of the period covered by the financial statements then being furnished and (B) stating whether there existed as of the date of such financial statements and whether, to the best of such officer’s knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto; provided, that the email of such certificate in accordance with Section 8.01(b) shall satisfy the delivery requirements of this paragraph;
(vii)    within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking and proposes to take with respect thereto;
(viii)    promptly upon any change in the Public Debt Rating, a notice reporting such change and stating the date on which such change was publicly announced by the relevant rating agency;
(ix)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(x)    from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as any Lender through the Agent may reasonably request.
Section 5.02. Negative Covenants. So long as any Lender shall have any Credit Exposure or any Commitment hereunder, the Borrower will not:
(a)    Liens, Etc. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:
(i)    Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 5.01(a) or (b);
(ii)    any Lien of or resulting from any judgment or award; provided that either (A) the amount secured thereby does not exceed $200,000,000 or (B) if the amount secured thereby does exceed $200,000,000, the time for the appeal or petition for rehearing of such judgment or award shall not have expired, or the Borrower or a Subsidiary shall in good faith be prosecuting an appeal or proceeding for a review thereof, and execution of such judgment or award shall be stayed pending such appeal or proceeding for review;
(iii)    Liens incidental to the conduct of business conducted by the Borrower and its Subsidiaries in the ordinary course of business or the ownership of properties and assets owned by the Borrower and its Subsidiaries (including (x) Liens in connection with worker’s compensation, unemployment insurance and other like laws, (y) warehousemen’s and attorneys’ liens and statutory landlords’ liens and (z) Liens consisting of any right of offset, or statutory or consensual banker’s lien, on bank deposits or securities accounts maintained in the ordinary course of business so long as such bank deposits or securities accounts are not established or maintained for the purpose of providing such right of offset or banker’s lien) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business of the Borrower and its Subsidiaries and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;
(iv)    survey exceptions or encumbrances, encroachments, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, zoning restrictions, declarations of covenants, conditions and restrictions, other title exceptions or other restrictions as to the use of real properties, which are necessary or appropriate in the good faith judgment of the Borrower for the conduct of the business of the Borrower and its Subsidiaries and which, individually or in the aggregate, do not in any event materially impair their use in the operation of the business of the Borrower or of the Borrower and its Subsidiaries taken as a whole;
(v)    Liens securing Indebtedness of a Subsidiary to the Borrower or to another Subsidiary;
(vi)    Liens existing as of the Effective Date and reflected in Schedule 5.02(a) hereto, including any renewals, extensions or replacements of any such Lien, provided that:
(A)    no additional property is encumbered in connection with any such renewal, extension or replacement of any such Lien; and
(B)    there is no increase in the aggregate principal amount of Debt secured by any such Lien from that which was outstanding or permitted to be outstanding with respect to such Lien as of the Effective Date or the date of such renewal, extension or replacement, whichever is greater, other than increases attributable to accrued interest, premiums, fees and expenses payable by the Borrower in connection with such renewal, extension or replacement;
(vii)    (x) Liens incurred after the Effective Date given to secure the payment of the purchase price and/or other direct costs incurred in connection with the acquisition, construction, improvement or rehabilitation of assets (including Liens incurred by the Borrower or any Subsidiary securing Debt incurred in connection with industrial development bond and pollution control financings), and (y) Liens existing on assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Subsidiary of any business entity (including a Subsidiary) then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach, provided that (A) except in the case of Liens existing on assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Subsidiary of any business entity (including a Subsidiary) then owning such assets, the Lien shall be created within twelve (12) months of the later of the acquisition of, or the completion of the construction, improvement or rehabilitation in respect of, such assets and shall attach solely to the assets acquired, purchased, or financed, and (B) except in the case of Liens existing on assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Subsidiary of any business entity (including a Subsidiary) then owning such assets or Liens in connection with industrial development bond or pollution control financings, at the time of the incurrence of such Lien, the aggregate amount remaining unpaid on all Debt secured by Liens on such assets whether or not assumed by the Borrower or a Subsidiary shall not exceed an amount equal to 75% of the lesser of the total purchase price or fair market value, at the time such Debt is incurred, of such assets (as determined in good faith by the Board of Directors of the Borrower);
(viii)    Liens arising from the sale or transfer of accounts receivable and notes of the Borrower and its Subsidiaries, provided that the Borrower and its Subsidiaries shall receive adequate consideration therefor;
(ix)    Liens on notes or accounts receivable sold or transferred in a transaction which is accounted for as a true sale under GAAP;
(x)    Liens securing Debt and other obligations, to the extent that such Liens are not otherwise permitted by this Section 5.02(a), provided that immediately after giving effect to the incurrence of any such Lien, the sum of the aggregate principal amount of all outstanding Debt and other obligations secured by Liens permitted solely by reason of this Section 5.02(a)(x) (together with any renewals, extensions, refinancings or refundings thereof) shall not exceed the higher of (A) 15% of Consolidated Net Tangible Assets and (B) $200,000,000;
(xi)    Liens incurred in connection with any renewals, extensions, refinancings or refundings of any Debt secured by Liens described in Sections 5.02(a)(vii), (viii), (ix) or (x), provided that there is no increase in the aggregate principal amount of Debt secured thereby, other than increases attributable to accrued interest, premiums, fees and expenses payable by the Borrower in connection with such renewal, extension or refinancing or refunding, and no additional property is encumbered;
(xii)    Liens on assets securing obligations under Hedge Agreements entered into in the ordinary course of business and for non-speculative purposes, provided that the aggregate fair market value of assets pledged in reliance on this clause (xii) shall not at any time exceed $50,000,000;
(xiii)    Liens of collecting banks arising under Section 4-210 of the UCC; and
(xiv)    Liens of issuers or nominated persons arising under Section 5-118 of the UCC on documents presented under letters of credit.
In the event that any property of the Borrower or its Subsidiaries is subjected to a lien in violation of this Section 5.02(a), but no other provision of this Agreement (the Indebtedness secured by such lien being referred to as “Prohibited Secured Indebtedness”), such violation shall not constitute an Event of Default hereunder if the Borrower, substantially simultaneously with the incurrence of such lien, makes or causes to be made a provision whereby the obligations of the Borrower under the Loan Documents will be secured equally and ratably with all Prohibited Secured Indebtedness and delivers to the Agent and the Lenders an opinion to that effect, and, in any case, such obligations shall have the benefit, to the full extent that, and with such priority as, the Lenders may be entitled to under applicable law, of an equitable lien to secure such obligations on such property of the Borrower or its Subsidiaries that secures Prohibited Secured Indebtedness. The opinion referred to in the preceding sentence shall be addressed to the Administrative Agent and the Lenders, shall contain such qualifications and limitations as are reasonably acceptable to the Administrative Agent and the Required Lenders and shall be delivered by counsel of nationally recognized standing selected by the Borrower and satisfactory to the Administrative Agent and the Required Lenders. Such counsel shall be deemed to be satisfactory to the Administrative Agent and the Required Lenders unless, during the 15 day period after the Administrative Agent has received written notice identifying such counsel, the Administrative Agent shall have objected to such selection in writing to the Borrower.
Notwithstanding anything to the contrary herein, this Section 5.02(a) shall not apply to Treasury Stock.
(b)    Consolidations, Mergers and Sales of Assets. Consolidate or merge with or into any other Person or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that the Borrower may merge with another Person if immediately after giving effect to such merger (x) no Default shall exist, and (y) the Borrower is the surviving entity.
Notwithstanding anything to the contrary herein, this Section 5.02(b) shall not apply to Treasury Stock.
(c)    Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.
(d)    Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, in any business if, as a result, the primary business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially different from those lines of business conducted by the Borrower and its Subsidiaries immediately prior thereto or in connection with any business reasonably related or ancillary thereto.
(e)    Use of Proceeds. (i) Use proceeds of the Loans made under this Agreement, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock that would result in a violation of Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, or (ii) request any Borrowing or Letter of Credit, or use, and its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(f)    Transactions with Affiliates. Enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s (as the case may be) business and upon fair and reasonable terms or on terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except where failure to do so would not have a Material Adverse Effect.
Section 5.03. Financial Covenant. So long as any Lender shall have any Credit Exposure or any Commitment hereunder, the Borrower will not permit the Leverage Ratio as of the last day of each fiscal quarter, to exceed 3.50 to 1.00; provided that, at the election of the

Borrower (prior written notice of which shall be given to the Administrative Agent), following the consummation of any Material Acquisition, the maximum Leverage Ratio permitted under this Section 5.03 shall be increased to 4.00 to 1.00 as of the last day of the fiscal quarter in which such Material Acquisition is consummated and as of the last day of each of the three immediately succeeding fiscal quarters (the period during which any such increase in the Leverage Ratio shall be in effect being called a “Leverage Increase Period”); provided, further, that the Borrower may terminate a Leverage Increase Period at any time by providing written notice to the Administrative Agent. Upon the expiration or termination of a Leverage Increase Period, the maximum Leverage Ratio shall be reduced to 3.50 to 1.00 until the Borrower subsequently consummates another Material Acquisition (whereupon a new Leverage Increase Period may be commenced as provided above); provided that, a new Leverage Increase Period may not be commenced until at least two full fiscal quarters shall have elapsed following the expiration or termination of the prior Leverage Increase Period with the Leverage Ratio at no greater than 3.50 to 1.00. There shall be no more than three Leverage Increase Periods prior to the Termination Date.
ARTICLE 6
Events of Default
Section 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    the Borrower shall fail to pay any principal of any Loan or to reimburse any LC Disbursement when due or shall fail to pay any interest, fee, or other amount payable hereunder within three Business Days or five days after it becomes due, whichever is later;
(b)    any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);
(c)    the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed (other than clause (a) above) if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender;
(d)    the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;
(e)    any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (after the lapse of any cure period and the receipt of any required notices) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof;
(f)    the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing; provided that no event otherwise constituting an Event of Default under this clause (f) shall be an Event of Default if the total assets of all entities with respect to which an event has occurred which would otherwise have constituted an Event of Default under this clause (f) or clause (g) do not exceed $200,000,000 in the aggregate;
(g)    an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; provided that no event otherwise constituting an Event of Default under this clause (g) shall be an Event of Default if the total assets of all entities with respect to which an event has occurred which would otherwise have constituted an Event of Default under clause (f) or this clause (g) do not exceed $200,000,000 in the aggregate;
(h)    any ERISA Affiliate shall fail to pay when due (or in the case of an ERISA Affiliate acquired by the Borrower or a Subsidiary after the due date thereof, within 30 days after such ERISA Affiliate is so acquired) an amount or amounts aggregating in excess of $200,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more ERISA Affiliates to incur a current payment obligation in excess of $200,000,000;
(i)    final judgments or orders for the payment of money in excess of $200,000,000 in the aggregate (excluding amounts with respect to which a financially sound and reputable insurer has admitted liability as provided below) shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied, unbonded, unvacated or unstayed for a period of 60 consecutive days; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(i) if and for so long as and to the extent that (i) the amount of such judgment or order is covered (subject to deductibles) by a valid and binding policy of insurance between the defendant and the insurer or insurers covering payment thereof, (ii) such insurer shall be rated, or , if more than one insurer, at least 90% of such insurers as measured by the amount of risk insured shall be rated, at least “A-” by A.M. Best Company or its successor or successors, and (iii) such insurer(s) has been notified of, and has not refused the claim made for payment of, the amount of such judgment or order; or
(j)    either (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 35% or more of the outstanding shares of Voting Stock of the Borrower; or (ii) during any period of 12 consecutive calendar months, commencing before or after the date of this Agreement, individuals who were directors of the Borrower on the first day of such period (the “Initial Directors”) shall cease for any reason to constitute a majority of the board of directors of the Borrower unless the Persons replacing such individuals were nominated or elected by a majority of the directors (x) who were Initial Directors at the time of such nomination or election and/or (y) who were nominated or elected, or whose election or nomination for election to the board of directors of the Borrower was approved, by a majority of directors who were Initial Directors at the time of such nomination or election;
then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) may take the remedies outlined in, and rely on the provisions of, Section 2.04(j); provided, however, that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower, (A) the obligation of each Lender to make Loans and each Issuing Bank to issue Letters of Credit shall be automatically terminated and (B) the Loans, all such interest and all such amount shall automatically, without any notice to the Borrower or any other act by the Agent or any Lender, become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
ARTICLE 7
The Administrative Agent
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii)

the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
The Administrative Agent may resign at any time by giving at least thirty days prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
Notwithstanding the preceding paragraph, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative

Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 8.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
Nothing in the Loan Documents shall impose on any Agent other than the Administrative Agent, in its capacity as an Agent, or on any Arranger, other than in its capacity, as applicable, as a Lender, any obligation or liability whatsoever.
ARTICLE 8
Miscellaneous
Section 8.01. Notices. (a) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (i) in the case of the Borrower at its address or facsimile number set forth below; provided that notices to the Borrower given pursuant to Sections 6.01, 8.04 or 8.08 shall be delivered by mail or express delivery to the address set forth below (and not by facsimile or other electronic means), (ii) in the case of the Administrative Agent, at its address or facsimile number set forth below, (iii) in the case of any Lender or Issuing Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (iv) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (x) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8.01 and the appropriate answerback is received, (ii) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 8.01; provided that notices to the Administrative Agent or an Issuing Bank under Article 2 shall not be effective until received.
Borrower’s Address:

Applied Materials, Inc.
3050 Bowers Avenue, M/S 1234
P.O. Box 58039
Santa Clara, CA 95052-8039
Attention:    ~~Robert M. Friess,~~
        ~~Vice President and~~Harrison Lee, Treasurer
~~Fax:    (408) 986-7825~~
Email: [***]@amat.com

and

Applied Materials, Inc.
3050 Bowers Avenue, M/S 1241
P.O. Box 58039
Santa Clara, CA 95052-8039
Attention:     ~~Thomas F. Larkins~~Teri A. Little,
                        Senior Vice President,
        ~~General Counsel~~Chief Legal Officer and Corporate Secretary
~~Fax:    (408) 563-4635~~
Email: [***]@amat.com
Administrative Agent’s Address:
JPMorgan Chase Bank, N.A.,
Loan and Agency Services Group,
10 South Dearborn,
Chicago, Illinois 60603
Attention: April Yebd
Fax: (844) 490-5663
Email: jpm.agency.cri@jpmorgan.com

~~Copy to:~~
~~JPMorgan Chase Bank, N.A.,~~
~~1301 2nd Ave, 25th Floor~~
~~Seattle, WA 98101~~
~~Attention: Timothy Lee~~
~~Email: timothy.d.lee@jpmorgan.com~~
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Section 8.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Subject to Section 2.12(b), no Loan Document (other than the Fee Letter) nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, subject to Section 2.18(b), no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement, or, subject to Section 2.12(b), rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change Section 2.04(c) in a manner that would extend the maturity of any Letter of Credit to a date after the Termination Date without the written consent of each Lender affected thereby or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, including Section 2.18(b), without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be; and provided further that the Administrative Agent may, with the written consent of the Borrower but without the consent of any other Lender, amend, modify or supplement the Loan Documents to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.
Section 8.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any special counsel and up to one local counsel in each applicable local jurisdiction) for all Persons indemnified under this clause (a) unless, (w) in the written opinion of outside counsel reasonably satisfactory to the Borrower and the Administrative Agent, representation of all such indemnified persons would be inappropriate due to the existence of an actual or potential conflict of interest; (x) the Administrative Agent, any such Issuing Bank or any such Lender shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the other indemnified persons; (y) the Administrative Agent, any such Issuing Bank or any such Lender shall have reasonably concluded that it otherwise has interests divergent from those of the indemnified persons; or (z) the Borrower shall authorize in writing the Administrative Agent, any such Issuing Bank or any such Lender to employ separate counsel at the Borrower’s expense.
(b)    The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result, of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including (A) any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or (B) any honor by an Issuing Bank of a demand for payment under a Letter of Credit if the documents presented in connection with such demand at least substantially comply with the terms of such Letter of Credit), (iii) the actual or alleged presence of Hazardous Substances on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent (A) that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any Subsidiary against any Indemnitee for material breach of such Indemnitee’s express obligations hereunder (including, for the avoidance of doubt, any failure by such Indemnitee to comply with its obligation to fund any portion of its Loans as required hereby) or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) arise out of or are in connection with any claim not involving an act or omission of the Borrower or its Affiliates and result from a claim brought by any Indemnitee against any other Indemnitee (other than against any Arranger or the Administrative Agent in their respective capacities as such), or (B) any settlement with respect to such losses, claims, damages, liabilities or related expenses is entered into by such Indemnitee without Borrower’s written consent (such consent not to be unreasonably withheld or delayed). This Section 8.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such; and provided further that any such payment by any Lender shall not affect the Borrower’s obligations pursuant to paragraph (a) or (b) of this Section.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
Section 8.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower; provided that (x) no consent of the Borrower shall be required under this subclause (A) for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee and (y) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after its actual receipt of written notice thereof;
(B)    each Issuing Bank; and
(C)    the Administrative Agent.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    each assignment shall be to an Eligible Assignee;
(B)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or an integral multiple of $1,000,000 in excess thereof) unless each of the Borrower and the Administrative Agent otherwise consent; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after its actual receipt of written notice thereof and provided, further, that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(D)    the parties to each assignment (except for the assigning Lender, if such Lender is being replaced pursuant to Section 2.17(b)) shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (except in the case of an assignment by a Lender to an Affiliate of such Lender) a processing and recordation fee of $3,500;
(E)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Subsidiaries) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(F)    without the written consent of the Borrower, in no event shall any assignment to any Person (other than an Arranger or Affiliate of an Arranger) result in the assignee (together with its Affiliates) holding more than 25% of the aggregate amount of the Commitments.
For the purposes of this Section 8.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 8.03; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender (unless such Lender is being replaced pursuant to Section 2.17(b)) and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(b), 2.16(d) or 8.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (iv) in the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender. A Participant shall be subject to the mitigation obligations and the right of replacement by the Borrower under Section 2.17 to the same extent as if it were a Lender.
(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5 of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 8.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.15 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 8.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 8.08. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18(e) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
Section 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 8.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 8.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority; provided that, except with respect to any audit or examination conducted by bank accountants or by any governmental bank regulatory authority exercising examination or regulatory authority, the Administrative Agent, such Issuing Bank or such Lender, as applicable, shall use reasonable efforts to promptly notify the Borrower of such disclosure (unless such disclosure is not legally permissible), (c) (i) to the extent required by applicable laws or regulations or by any subpoena or similar legal process or (ii) in connection with any pledge or assignment permitted under Section 8.04(d), it being understood that, in the case of this subclause (ii), the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction, or any actual or prospective credit insurance provider, relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower and its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 8.13. USA Patriot Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Borrower and each of its Subsidiaries shall provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.
Section 8.14. No Fiduciary Duty. Each Agent, Issuing Bank, Lender and their Affiliates may have economic interests that conflict with those of the Borrower and its Subsidiaries, their respective stockholders and/or their respective Affiliates. The Borrower agrees that in connection with all aspects of the Loans and Letters of Credit contemplated by this Agreement and any communications in connection therewith, the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
Section 8.15. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 8.16. Certain ERISA Matters. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(a)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(b)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(c)    (1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (4) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(d)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless clause (a) in the immediately preceding paragraph is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in clause (d) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
The Administrative Agent, and each Arranger, Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (1) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (2) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (3) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. For the purposes of this Section 8.16, each reference to a “Lender” shall be deemed to include an Issuing Bank, and each reference to a “Loan” or the “Commitments” shall be deemed to include Letters of Credit and participations therein.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

APPLIED MATERIALS, INC.
By:
Name:
Title:

By:
Name:
Title:

[Applied Materials – Signature Page to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Lender and Issuing Bank
By:
Name:
Title:

[Applied Materials – Signature Page to Revolving Credit Agreement]

CITIBANK, N.A., as Lender and Issuing Bank
By:
Name:
Title:

[Applied Materials – Signature Page to Revolving Credit Agreement]

MUFG BANK, LTD., as Lender and Issuing Bank
By:
Name:
Title:

[Applied Materials – Signature Page to Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Lender and Issuing Bank
By:
Name:
Title:

[Applied Materials – Signature Page to Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and Issuing Bank
By:
Name:
Title:

[Applied Materials – Signature Page to Revolving Credit Agreement]

BANK OF AMERICA, N.A., as Lender and Issuing Bank
By:
Name:
Title:

[Applied Materials – Signature Page to Revolving Credit Agreement]

MIZUHO BANK, LTD., as Lender and Issuing Bank
By:
Name:
Title:

[Applied Materials – Signature Page to Revolving Credit Agreement]

[LENDER], as Lender
By:
Name:
Title:

[Applied Materials – Signature Page to Revolving Credit Agreement]

EXHIBIT B

EXHIBIT B
[Form of Borrowing Request]
BORROWING REQUEST1
JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below,
c/o JPMorgan Chase Bank, N.A.,
[10 S. Dearborn, Floor L2
Chicago, Illinois 60603
Attention: Corina Ramos
Email: corina.c.ramos@chase.com]

[Date]
Ladies and Gentlemen:
We refer to the Credit Agreement dated as of [_], 2020 (the “Credit Agreement”; capitalized terms that are used herein but not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement) among the undersigned, certain lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and hereby give you notice pursuant to Section 2.03 of the Credit Agreement as follows:

Principal Amount:[2]	_______________________
Date of the Borrowing:[3]	_______________________
Type:[4]	_______________________
Initial Interest Period:[5]	_______________________
Account Information:[6]	_______________________

1     This letter shall be delivered no later than (x) in the case of an ABR Borrowing, 12:00 noon (New York City time) on the date of such Borrowing (which shall be a Business Day), and (y) in the case of a Term Benchmark Borrowing, 1:00 p.m. (New York City time) on the date three Business Days before the date of such Borrowing.
2    Such amounts shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.
3    On any Business Day.
4    Either, “ABR Borrowing” or “Term Benchmark Borrowing.”
5    Only for Term Benchmark Borrowings.
6    The location and number of the account or accounts to which funds are to be disbursed.

Very truly yours, APPLIED MATERIALS, INC.
By:
Name:
Title:

2

EXHIBIT C

EXHIBIT C
[Form of Interest Election Request]
NOTICE OF INTEREST ELECTION7
JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below,
c/o JPMorgan Chase Bank, N.A.,
[10 S. Dearborn, Floor L2
Chicago, Illinois 60603
Attention: Corina Ramos
Email: corina.c.ramos@chase.com]

[Date]
Ladies and Gentlemen:
We refer to the Credit Agreement dated as of [_], 2020 (the “Credit Agreement”; capitalized terms that are used herein but not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement) among the undersigned, certain lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and hereby give you notice pursuant to Section 2.06 of the Credit Agreement as follows:

Applicable Borrowing:[8]	_______________________
Effective Date:[9]	_______________________
Type:[10]	_______________________
Applicable Interest Period:[11]	_______________________

7    This letter shall be delivered no later than (x) in the case of an ABR Borrowing, 12:00 noon (New York City time) on the date of such Borrowing (which shall be a Business Day), and (y) in the case of a Term Benchmark Borrowing, 1:00 p.m. (New York City time) on the date three Business Days before the date of such Borrowing.
8    The Borrowing to which this Interest Election Request applies and, if different options are being elected with respect to different portions of the Borrowing, the portions thereof to be allocated to each resulting Borrowing (in which case the Type and applicable Interest Period shall be specified for each resulting Borrowing).
9    The effective date of the election made pursuant to this Interest Election Request, which shall be a Business Day.
10    Whether the resulting Borrowing is to be an ABR Borrowing or Term Benchmark Borrowing.
11    Only for Eurodollar Borrowings.
4

Very truly yours, APPLIED MATERIALS, INC.
By:
Name:
Title:

5